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                                                                     EXHIBIT 3.4

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                                  Tritel, Inc.



                              AMENDED AND RESTATED
                                     BYLAWS



                         Adopted as of December __, 1999




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                                Table of Contents
                                                                        Page
                                                                        ----

                                   ARTICLE 1.
                                  STOCKHOLDERS

1.1.  Annual Meeting...................................................  1
1.2.  Special Meetings.................................................  3
1.3.  Notice of Meetings; Waiver.......................................  3
1.4.  Quorum...........................................................  4
1.5.  Voting...........................................................  4
1.6.  Voting by Ballot.................................................  4
1.7.  Adjournment......................................................  4
1.8.  Proxies..........................................................  4
1.9.  Organization; Procedure..........................................  5

                                   ARTICLE 2.
                               BOARD OF DIRECTORS

 2.1.  General Powers..................................................  5
 2.2.  Number and Term of Office.......................................  5
 2.3.  Election of Directors; Term of Office; Removal..................  5
 2.4.  Annual and Regular Meetings.....................................  5
 2.5.  Special Meetings; Notice........................................  6
 2.6.  Quorum; Voting..................................................  6
 2.7.  Adjournment.....................................................  6
 2.8.  Action Without a Meeting........................................  6
 2.9.  Regulations; Manner of Acting; Chairman.........................  6
2.10.  Action by Telephonic Communications.............................  7
2.11.  Resignation.....................................................  7
2.12.  Compensation....................................................  7
2.13.  Reliance on Accounts and Reports, etc...........................  7

                                   ARTICLE 3.
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

3.1.  How Constituted..................................................  7
3.2.  Powers...........................................................  8
3.3.  Quorum; Voting...................................................  8
3.4.  Action without a Meeting.........................................  8
3.5.  Regulations; Manner of Acting....................................  8
3.6.  Action by Telephonic Communications..............................  8
3.7.  Resignation......................................................  8
3.8.  Removal..........................................................  8
3.9.  Vacancies........................................................  9

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                                   ARTICLE 4.
                                    OFFICERS

 4.1.  Titles..........................................................  9
 4.2.  Election........................................................  9
 4.3.  Salaries........................................................  9
 4.4.  Removal and Resignation; Vacancies..............................  9
 4.5.  Authority and Duties............................................  9
 4.6.  The Chief Executive Officer.....................................  9
 4.7.  The President................................................... 10
 4.8.  Chief Operating Officer......................................... 10
 4.9.  Executive Vice President/Treasurer/Chief Financial Officer...... 10
4.10.  The Vice Presidents............................................. 11
4.11.  The Secretary................................................... 12
4.12.  Additional Officers............................................. 12
4.13.  Security........................................................ 12

                                   ARTICLE 5.
                                  CAPITAL STOCK

5.1.  Certificates of Stock, Uncertificated Shares.....................  13
5.2.  Signatures; Facsimile............................................  13
5.3.  Lost, Stolen or Destroyed Certificates...........................  13
5.4.  Transfer of Stock................................................  13
5.5.  Record Date......................................................  14
5.6.  Registered Stockholders..........................................  14
5.7.  Transfer Agent and Registrar.....................................  14

                                   ARTICLE 6.
                                 INDEMNIFICATION

6.1. Indemnification...................................................  15
6.2. Definition........................................................  15

                                   ARTICLE 7.
                                     OFFICES

7.1. Registered Office.................................................  15
7.2. Other Offices.....................................................  15

                                   ARTICLE 8.
                               GENERAL PROVISIONS

 8.1.  Dividends.......................................................  15
 8.2.  Reserves........................................................  16
 8.3.  Execution of Instruments........................................  16
 8.4.  Corporate Indebtedness..........................................  16
 8.5.  Deposits........................................................  16

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 8.6.  Checks..........................................................  16
 8.7.  Sale, Transfer, etc. of Securities..............................  16
 8.8.  Voting as Stockholder...........................................  17
 8.9.  Fiscal Year.....................................................  17
8.10.  Seal............................................................  17
8.11.  Books and Records...............................................  17

                                   ARTICLE 9.
                               AMENDMENT OF BYLAWS

9.1. Amendment.........................................................  17

                                   ARTICLE 10.
                                  CONSTRUCTION

10.1.  Construction....................................................  17

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                          AMENDED AND RESTATED BYLAWS

                                 Tritel, Inc.

                                  ARTICLE 1.

                                 STOCKHOLDERS

1.1. Annual Meeting.
     --------------

     (a) The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at such place, either within or without the State of Delaware, at 9:00 A.M. on the second (2nd) Wednesday of each April of each year (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

     (b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these Amended and Restated Bylaws, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in paragraphs (c) and (d) of this Section 1.1 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

     (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph 1.1(b) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided however, that with respect to the annual meeting to be held in 2000, the anniversary date shall be deemed to be May 1, 2000; provided further, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than ninety (90) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth day following the day on which public announcement (as defined below) of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described in this Section 1.1. Such stockholder's notice shall set forth (i) as to each person whom the stockholder and the beneficial owner, if any, on whose behalf the nomination is made proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in
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solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting (and in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation or the Bylaws, the language of the proposed amendment) and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder and such beneficial owner, as they appear on the Corporation's books and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (d) Except as otherwise provided by law, the Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Chairman of the Board (or in his absence the President) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

     (e) Notwithstanding anything in the second (2nd) sentence of paragraph (c) of this Section 1.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (f) Notwithstanding the foregoing provisions contained in subsections
(a)-(e) of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (g) Notwithstanding anything to the contrary contained in these Bylaws, so long as a Stockholder (as such term is defined in the Stockholders' Agreement) or group of Stockholders has the right to nominate one or more of the directors of the Corporation pursuant to the terms of the Stockholders' Agreement or the Restated Certificate of Incorporation, as the case may be, then, with respect to any directors which such Stockholder or group of Stockholders has the right to nominate, such Stockholder or group of Stockholders, as the case may be, shall have the right to so nominate such director by written notice to the Corporation which notice shall set forth the name of the person being nominated. The Corporation shall

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deliver written notice to the Stockholder or group of Stockholders, as the case may be, so entitled to elect such director of the date the Corporation proposes to distribute any proxy solicitation materials for its annual meeting at least thirty 30 days prior to such earliest proposed distribution date so as to enable any Stockholder or group of Stockholders, as the case may be, so entitled to nominate such directors to give notice to the Corporation of the persons to be nominated thereby in accordance with the Certificate of Incorporation or the Stockholders' Agreement, as applicable. The Corporation shall include in any proxy solicitation materials related to the election of members of the Board of Directors information and recommendations of the Board to effect the nomination of any directors so designated by any Stockholder or group of Stockholders, as the case may be, so entitled to nominate such directors. As used herein the term "Stockholders' Agreement" means the Stockholders' Agreement dated as of January 7, 1999, as amended, among the Corporation and the stockholders named therein, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 of 15(d) of the Exchange Act.

1.2. Special Meetings.
     ----------------

     (a) Special meetings of the stockholders may be called at any time by the Chairman of the Board (or, in the event of his absence or disability, by the President), or by the Board of Directors. A special meeting shall be called by the Chairman of the Board (or, in the event of his absence or disability, by the President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than 35% of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Any such special meeting of the stockholders shall be held at such place, within or without the State of Delaware, as shall be specified in the notice or waiver of notice thereof.

     (b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these Amended and Restated Bylaws. Subject to Section 1.1(f), nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant the Corporation's notice of meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the stockholder's notice as required by paragraph (c) of Section 1.1 of these Amended and Restated Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meting and not later than the close of business on the later of the

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ninetieth (90th) day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

1.3. Notice of Meetings; Waiver.  The Secretary or any Assistant Secretary shall
     --------------------------
cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

          Whenever notice is required to be given to stockholders hereunder, a written waiver, signed by a stockholder, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

1.4. Quorum.  Except as otherwise required by law or by the Restated Certificate
     ------
of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

1.5. Voting.  Except as set forth in the Restated Certificate of Incorporation,
     ------
if, pursuant to Section 5.5 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. Except as otherwise required by law or by the Restated Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

1.6. Voting by Ballot.  No vote of the stockholders need be taken by written
     ----------------
ballot or conducted by inspectors of election, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

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1.7. Adjournment.  If a quorum is not present at any meeting of the
     -----------
stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.5 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.3 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

1.8. Proxies.  Any stockholder entitled to vote at any meeting of the
     -------
stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting or express such consent or dissent for him without a meeting by proxy. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing with the Secretary another duly executed proxy bearing a later date.

1.9. Organization; Procedure.  At every meeting of stockholders, the presiding
     -----------------------
officer shall be the Chairman of the Board or, in the event of his absence or disability, the Chief Executive Officer or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

                                   ARTICLE 2.

                               BOARD OF DIRECTORS

2.1. General Powers.  Except as may otherwise be provided by law, by the
     --------------
Restated Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by and under the direction of the Board of Directors, and the Board of Directors may exercise all the powers of the Corporation.

2.2. Number and Term of Office.  The number of Directors constituting the entire
     -------------------------
Board of Directors shall be not less than one or more than thirteen (13) with actual number thereof serving from time to time to be determined, within such variable minimum and maximum range, by resolution of the stockholders or the Board of Directors. Each Director

(whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

2.3. Election of Directors; Term of Office; Removal.  Directors shall be elected
     ----------------------------------------------
at each annual meeting of the stockholders. The classification of the Board of Directors, the term of each class of Directors, and removal of Directors and the filing of newly created directorships and vacancies on the Board shall be as set forth in the Restated Certificate of Incorporation. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

2.4. Annual and Regular Meetings.  The annual meeting of the Board of Directors
     ---------------------------
for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, facsimile or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

2.5. Special Meetings; Notice.  Special meetings of the Board of Directors shall
     ------------------------
be held whenever called by the Chairman of the Board or, in the event of his absence or disability, by the Chief Executive Officer, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty four (24) hours' notice, if notice is given to each Director personally or by telephone or facsimile, or on five (5) days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

2.6. Quorum; Voting.  At all meetings of the Board of Directors, the presence of
     --------------
Directors holding a majority of the voting power of all Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law or the Restated Certificate of Incorporation, the vote of Directors holding a majority of the voting power of all Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

2.7. Adjournment.  Directors holding a majority of the voting power of all
     -----------
Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.5 shall be given to each Director.

2.8. Action Without a Meeting.  Any action required or permitted to be taken at
     ------------------------
any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

2.9. Regulations; Manner of Acting; Chairman.  To the extent consistent with
     ---------------------------------------
applicable law, the Restated Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such. The Board shall elect a Chairman by vote of Directors holding a majority of the voting power of all Directors present at any meeting at which a quorum is present. The Chairman of the Board shall preside at all meetings of the stockholders and directors. He shall also perform all duties and exercise all powers usually pertaining to the office of a chairman of the board of a corporation.

2.10.  Action by Telephonic Communications.  Members of the Board of Directors
       -----------------------------------
may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

2.11.  Resignation.  Any Director may resign at any time by delivering a written
       -----------
notice of resignation, signed by such Director, to the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

2.12.  Compensation.  The amount, if any, which each Director shall be entitled
       ------------
to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors.

2.13.  Reliance on Accounts and Reports, etc.  A member of the Board of
       --------------------------------------
Directors, or a member of any Committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including without limitation independent certified public accountants and appraisers.

                                   ARTICLE 3.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

3.1.  How Constituted.  The Board of Directors may designate one or more
      ---------------
Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. In addition, unless the Board of Directors has so designated an alternate member of such Committee, in the absence or disqualification of a member of such Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or redesignated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal.

3.2.  Powers.   Each Committee shall have and may exercise such powers of the
      ------
Board of Directors as may be provided by resolution of the Board, provided, that neither the Executive Committee nor any such other Committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopt, amend or repeal any of these Bylaws. Each Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

3.3.  Quorum; Voting.  Except as may be otherwise provided in the resolution
      --------------
creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee.

3.4.  Action without a Meeting.  Any action required or permitted to be taken at
      ------------------------
any meeting of any such Committee may be taken without a meeting if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

3.5.  Regulations; Manner of Acting.  Each such Committee may fix its own rules
      -----------------------------
of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceeding. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

3.6.  Action by Telephonic Communications.  Members of any Committee designated
      -----------------------------------
by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

3.7.  Resignation.  Any member (and any alternate member) of any Committee may
      -----------
resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

3.8.  Removal.  Any member (and any alternate member) of any Committee may be
      -------
removed at any time, with or without cause, by resolution adopted by Directors holding a majority of the voting power of all Directors.

3.9.  Vacancies.  If any vacancy shall occur in any Committee, by reason of
      ---------
death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors or the remaining members of the Committee as provided in
Section 3.1 hereof.

                                   ARTICLE 4.

                                    OFFICERS

4.1.  Titles.  The officers of the Corporation shall be chosen by the Board of
      ------
Directors and shall be the Chief Executive Officer, the President, a Chief Operating Officer, an Executive Vice President/Treasurer/Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, and a Secretary. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine, and shall also elect a Chairman of the Board. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

4.2.  Election.  Unless otherwise determined by the Board of Directors, the
      --------
officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

4.3.  Salaries.  The salaries of all officers of the Corporation shall be fixed
      --------
by the Board of Directors.

4.4.  Removal and Resignation; Vacancies.  Any officer may be removed with or
      ----------------------------------
without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

4.5.  Authority and Duties.  The officers of the Corporation shall have such
      --------------------
authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

4.6.  The Chief Executive Officer.  The Chief Executive Officer shall be the
      ---------------------------
chief executive officer of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and, together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.7.  The President.  The President shall, subject to the direction of the Board
      -------------
of Directors and the Chief Executive Officer, perform all duties and exercise all powers usually pertaining to the office of a president of a corporation. In the absence of the Chief Executive Officer, his duties shall be performed, and his powers may be exercised by, the President. The President shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and, together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.8.  Chief Operating Officer.  The Chief Operating Officer shall be responsible
      -----------------------
for the day-to-day technical operations of the Corporation as directed by the Chief Executive Officer, the President and the Board of Directors. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and, together with the President, the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Board of Directors other than the Chief Executive Officer, the President or any other Executive Vice President. The Chief Operating Officer shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

4.9.  Executive Vice President/Treasurer/Chief Financial Officer.  The Executive
      ----------------------------------------------------------
Vice President/Treasurer/Chief Financial Officer shall be responsible for the day-to-day financial operations of the Corporation as directed by the Chief Executive Officer, the President and the Board of Directors. He shall be the chief financial officer of the corporation and shall have the following powers and duties:

     (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

     (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.5 of these Bylaws.

     (c) He shall cause moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.6 of these Bylaws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

     (d) He shall render to the Board of Directors, the Chief Executive Officer, or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

     (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

     (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     (g) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Bylaws or as may be assigned to him from time to time by the Board of Directors or the President.

          Further, he shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and, together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Board of Directors, other than the Chief Executive Officer, the President, the Chief Operating Officer or any other Executive Vice President. The Executive Vice President/Treasurer/Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

4.10.  The Vice Presidents.  Each Senior Vice President, Vice President or
       -------------------
subordinate level Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the Executive Vice President or other officer to which such officer reports or, the Chief Executive Officer or the President, as applicable. In the absence of the President, the duties of the President shall be performed and his powers may be exercised by such Executive Vice President or other officer as shall be designated by the Chief Executive Officer, or failing such designation, by the Board of Directors.

4.11.  The Secretary.  The Secretary shall have the following powers and duties:
       -------------

     (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

     (b) He shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law.

     (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

     (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he may attest to the same.

     (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Restated Certificate of Incorporation or these Bylaws.

     (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

     (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     (h) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Bylaws or as may be assigned to him from time to time by the Board of Directors or the President.

4.12.  Additional Officers.  The Board of Directors may appoint such other
       -------------------
officers and agents as it my deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, with or without cause.

4.13.  Security.  The Board of Directors may direct that the Corporation secure
       --------
the fidelity of any or all of its officers or agents by bond or otherwise.

                                   ARTICLE 5.

                                  CAPITAL STOCK

5.1.  Certificates of Stock, Uncertificated Shares.  The shares of the
      --------------------------------------------
Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Restated Certificate of Incorporation and these Bylaws.

5.2.  Signatures; Facsimile.  All of such signatures on the certificate may be a
      ---------------------
facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

5.3.  Lost, Stolen or Destroyed Certificates.  The Secretary of the Corporation
      --------------------------------------
may cause a new certificate of stock or uncertificated shares to be issued in place of any certificate therefor issued by the Corporation, alleged to have been lost, stolen or destroyed, upon delivery to the Secretary of an affidavit of the owner or owners of such certificate, or his or their legal representative setting forth such allegation. The Secretary may require the owner or owners of such lost, stolen or destroyed certificate, or his or their legal representative, to give the

Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

5.4.  Transfer of Stock.  Upon surrender to the Corporation or the transfer
      -----------------
agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set-forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Restated Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

5.5.  Record Date.  In order to determine the stockholders entitled to notice of
      -----------
or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6.  Registered Stockholders.  Prior to due surrender of a certificate for
      -----------------------
registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

5.7.  Transfer Agent and Registrar.  The Board of Directors may appoint one or
      ----------------------------
more transfer agents and registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE 6.

                                 INDEMNIFICATION

6.1.  Indemnification.  The Corporation shall, to the fullest extent permitted
      ---------------
by applicable law from time to time in effect, indemnify any and all persons who may serve or who have served at any time as Directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time or have served as Directors or officers of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Restated Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.2.  Definition.  For purposes of this Article, the term "Corporation" shall
      ----------
include constituent corporations referred to in Subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

                                  ARTICLE 7.

                                   OFFICES

7.1.  Registered Office.  The registered office of the Corporation in the State
      -----------------
of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the Corporation's registered agent shall be The Corporation Trust Company.

7.2.  Other Offices.  The Corporation may maintain offices or places of business
      -------------
at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

8.1.  Dividends.  Subject to any applicable provisions of law and the Restated
      ---------
Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation.

8.2.  Reserves.  There may be set aside out of any funds of the Corporation
      --------
available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors thinks conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

8.3.  Execution of Instruments.  The President, any Executive Vice President,
      ------------------------
any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

8.4.  Corporate Indebtedness.  No loan shall be contracted on behalf of the
      ----------------------
Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of any interest thereon, by instruments executed and delivered in the name of the Corporation.

8.5.  Deposits.  Any funds of the Corporation may be deposited from time to time
      --------
in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

8.6.  Checks.  All checks or demands for money and notes of the Corporation
      ------
shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the Chairman of the Board, or the President from time to time may determine.

8.7.  Sale, Transfer, etc. of Securities.  To the extent authorized by the Board
      ----------------------------------
of Directors or by the President, any Vice President, the Secretary or the Treasurer, or any other officers designated by the Board of Directors, the Chairman of the Board, or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

8.8.  Voting as Stockholder.  Unless otherwise determined by resolution of the
      ---------------------
Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

8.9.  Fiscal Year.  The fiscal year of the Corporation shall commence on the
      -----------
first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall end in each year on December 31.

8.10.  Seal.  The seal of the Corporation shall be circular in form and shall
       ----
contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

8.11.  Books and Records.  Except to the extent otherwise required by law, the
       -----------------
books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE 9.

                               AMENDMENT OF BYLAWS

9.1. Amendment of the Bylaws. In furtherance and not in limitation of the
      -----------------------
powers conferred by the laws of the State of Delaware, a majority of the whole number of the Board of Directors is expressly authorized to adopt, alter, amend and repeal these Bylaws, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that the affirmative vote of at least two-thirds of the outstanding shares of capital stock entitled to vote in the election of directors will be required for stockholders to adopt, amend, alter or repeal any provision of these Bylaws. Notwithstanding anything to the contrary contained in this Section 9.1, the rights of any Stockholder or group of Stockholders under
Section 1.1(g) of these Bylaws shall not be amended, altered or repealed without the prior written approval of any such Stockholder or group of Stockholders.

                                  ARTICLE 10.

                                  CONSTRUCTION

10.1.  Construction.  In the event of any conflict between the provisions of
       ------------
these Bylaws as in effect from time to time and the provisions of the Restated Certificate of

Incorporation as in effect from time to time, the provisions of the Restated Certificate of Incorporation shall be controlling.

                                       18